Exhibit 99.1
ORCHID ISLAND CAPITAL ANNOUNCES
MAY 2014 MONTHLY DIVIDEND AND
APRIL 30, 2014 RMBS PORTFOLIO CHARACTERISTICS

•	May 2014 Monthly Dividend of $0.18 Per Share
•	RMBS Portfolio Characteristics as of April 30, 2014

Vero Beach, Fla., May 8, 2014 - Orchid Island Capital, Inc. (the “Company”) (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of May 2014. The dividend of $0.18 per share will be paid May 30, 2014, to holders of record on May 27, 2014, with an ex-dividend date of May 22, 2014.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of April 30, 2014 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

RMBS Valuation Characteristics
(in thousands of $s)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Apr 2014 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in May)
As of April 30, 2014
Adjustable Rate RMBS	$4,311	$4,664	108.18	0.55%	4.11%	0.18%
10-1 Hybrid Rate RMBS	75,625	75,735	100.15	8.96%	2.55%	2.94%
Hybrid Adjustable Rate RMBS	75,625	75,735	100.15	8.96%	2.55%	2.94%
15 Year Fixed Rate RMBS	84,544	88,777	105.01	10.50%	3.40%	6.55%
20 Year Fixed Rate RMBS	100,287	106,184	105.88	12.56%	3.92%	3.90%
30 Year Fixed Rate RMBS	484,509	525,163	108.39	62.15%	4.53%	6.34%
Total Fixed Rate RMBS	669,340	720,124	107.59	85.21%	4.30%	5.91%
Total Pass-through RMBS	749,276	800,523	106.84	94.72%	4.14%	5.51%
Interest-Only Securities	251,659	34,412	13.67	4.07%	4.33%	17.45%
Inverse Interest-Only Securities	75,602	10,179	13.46	1.21%	6.03%	15.34%
Structured RMBS	327,261	44,591	13.63	5.28%	4.72%	16.72%
Total Mortgage Assets	$1,076,537	$845,114	-	100.00%	4.17%	8.46%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)			(in thousands of $s)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of April 30, 2014			As of April 30, 2014
Fannie Mae	$490,479	58.0%	Whole Pool Assets	$708,508	83.8%
Freddie Mac	329,275	39.0%	Non Whole Pool Assets	136,606	16.2%
Ginnie Mae	25,360	3.0%	Total Mortgage Assets	$845,114	100.0%
Total Mortgage Assets	$845,114	100.0%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of April 30, 2014	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$157,060	20.4%	76	7/28/2014
Cantor Fitzgerald & Co	80,608	10.5%	37	6/13/2014
KGS-Alpha Capital Markets, L.P	75,793	9.9%	34	10/3/2014
Goldman, Sachs & Co	68,974	9.0%	63	7/28/2014
Morgan Stanley & Co	66,373	8.6%	13	5/13/2014
CRT Capital Group, LLC	64,624	8.4%	36	6/30/2014
Mitsubishi UFJ Securities (USA), Inc	59,931	7.8%	20	7/25/2014
ED&F Man Capital Markets Inc	42,950	5.6%	45	7/16/2014
Mizuho Securities USA, Inc	41,808	5.4%	62	7/10/2014
South Street Securities, LLC	40,676	5.3%	15	5/27/2014
Suntrust Robinson Humphrey, Inc	40,087	5.2%	6	5/9/2014
J.P. Morgan Securities LLC	30,232	3.9%	71	7/10/2014
Total Borrowings	$769,116	100.0%	44	10/3/2014

RMBS Risk Measures
(in thousands of $s)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)*	(+50 BPS)*
As of April 30, 2014
Adjustable Rate RMBS	$4,664	1	10.16%	2.00%	$7	$(16)
Hybrid Adjustable Rate RMBS	75,735	106	7.55%	2.00%	1,918	(2,272)
Total Fixed Rate RMBS	720,124	n/a	n/a	n/a	16,748	(21,083)
Total Pass-through RMBS	800,523	n/a	n/a	n/a	18,673	(23,371)
Interest-Only Securities	34,412	n/a	n/a	n/a	(5,887)	5,467
Inverse Interest-Only Securities	10,179	-	2.67%	n/a	(454)	(110)
Structured RMBS	44,591	n/a	n/a	n/a	(6,341)	5,357
Total Mortgage Assets	$845,114	n/a	n/a	n/a	$12,332	$(18,014)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)*	(+50 BPS)*
Eurodollar Futures Contracts - Short Positions			$391,600	Dec-2018	$(7,485)	$9,099
Payer Swaption			100,000	Mar-2020	(648)	1,286
Grand Total					$4,199	$(7,629)

*
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400